EX-99.23(p)(83)



                            Invesco[GRAPHIC OMITTED]


                                 CODE OF ETHICS




                                                               February 29, 2008

                                TABLE OF CONTENTS

         SECTION           ITEM                                                                    PAGE

I.       INTRODUCTION..............................................................................2

II (A)   STATEMENT OF FIDUCIARY PRINCIPLES.........................................................2

II (B)   COMPLIANCE WITH LAWS, RULES AND REGULATIONS; REPORTING OF VIOLATIONS......................2

III.     LIMITS ON PERSONAL INVESTING..............................................................3
         A. PERSONAL INVESTING ....................................................................3
               1  Pre-clearance of Personal Investment Transactions................................3
                  o Blackout Period................................................................3
                  o Investment Personnel...........................................................3
                  o DE MINIMIS Exceptions..........................................................3
               2  Prohibition of Short-Term Trading Profits........................................4
               3  Initial Public Offerings.........................................................4
               4  Prohibition of Short Sales by Investment Personnel...............................4
               5  Restricted List Securities.......................................................4
               6  Brokerage Accounts...............................................................4
               7  Reporting Requirements...........................................................5
                    a.  Initial Holdings Reports...................................................5
                    b.  Quarterly Transactions Reports.............................................5
                    c.  Annual Holdings Reports....................................................6
                    d.  Managed Accounts...........................................................6
                    e.  Annual Certification.......................................................6
               8  Private Securities Transactions..................................................7
               9  Excessive Short-Term Trading in Funds............................................7

         B. INVESCO LTD. SECURITIES................................................................7
         C. LIMITATIONS ON OTHER PERSONAL ACTIVITIES...............................................7
               1  Outside Business Activities......................................................7
               2  Gifts and Entertainment Policy...................................................7
                  o Entertainment..................................................................8
                  o Gifts..........................................................................8
               3  U.S. Department of Labor Reporting...............................................8
          D. PARALLEL INVESTING pERMITTED..........................................................9

IV. REPORTING OF POTENTIAL COMPLIANCE ISSUES.......................................................9

V.  ADMINISTRATION OF THE CODE.....................................................................9

VI. SANCTIONS.....................................................................................10

VII.EXCEPTIONS TO THE CODE........................................................................10

VIII. DEFINITIONS.................................................................................10

IX. INVESCO LTD POLICIES AND PROCEDURES...........................................................12

    CODE OF ETHICS CONTACTS.......................................................................13

                                     INVESCO
                                 CODE OF ETHICS

                          (EFFECTIVE FEBRUARY 29, 2008)

I.   INTRODUCTION

Invesco(1) has a fiduciary relationship with respect to each portfolio under management. The interests of Clients and of the shareholders of Invesco's investment company Clients take precedence over the personal interests of Invesco and Covered Persons (defined below). Capitalized terms used herein are defined at the end of this document.


This Code of Ethics ("the Code") applies to all:

o    Employees of Invesco; and

o Employees of any Invesco affiliate that, in connection with their duties, obtain or are determined by the Compliance Department to have access to, any information concerning recommendations being made by any Invesco entity to any of its Clients.

All individuals covered by the Code are referred to as "Covered Persons."

II.(A) STATEMENT OF FIDUCIARY PRINCIPLES

The following fiduciary principles govern Covered Persons.

o the interests of Clients and shareholders of investment company Clients must be placed first at all times and Covered Persons must not take inappropriate advantage of their positions; and

o all personal securities transactions must be conducted consistent with this Code and in a manner to avoid any abuse of an individual's position of trust and responsibility. This Code is our effort to address conflicts of interest that may arise in the ordinary course of our business.

This Code does not attempt to identify all possible conflicts of interest or to ensure literal compliance with each of its specific provisions. It does not necessarily shield Covered Persons from liability for personal trading or other conduct that violates a fiduciary duty to Clients and shareholders of investment company Clients.

II.(B) COMPLIANCE WITH LAWS, RULES AND REGULATIONS; REPORTING OF VIOLATIONS

All Invesco Employees are required to comply with applicable state and federal securities laws, rules and regulations and this Code. Employees shall promptly report any violations of laws or regulations or any provision of this Code of which they become aware to Invesco's Chief Compliance Officer or his/her designee. Additional methods of reporting potential violations or compliance issues are described in Section IV of this Code under "Reporting of Potential Compliance Issues."

III. LIMITS ON PERSONAL INVESTING

     A.   PERSONAL INVESTING

          1. PRECLEARANCE OF PERSONAL SECURITY TRANSACTIONS. All Covered Persons must pre-clear all personal security transactions involving Covered Securities with the Compliance Department using the automated review system. Covered Securities include all investments that can be made by an Invesco entity for its Clients, including stocks, bonds, municipal bonds, exchange traded funds (ETFs) and any of their derivatives such as options. Covered Securities do not include shares of money market funds, government securities, certificates of deposit or shares of mutual funds NOT advised by Invesco or AIM. If you are unclear about whether a proposed transaction involves a Covered Security, contact the Compliance Department via email at CODEOFETHICS(NORTH AMERICA)@INVESCO.COM or by phone at 1-877-331-CODE [1-877-331-2633] prior to executing the transaction.

          >> ANY APPROVAL GRANTED TO A COVERED PERSON TO EXECUTE A PERSONAL SECURITY TRANSACTION IS VALID FOR THAT BUSINESS DAY ONLY, EXCEPT THAT IF APPROVAL IS GRANTED AFTER THE CLOSE OF TRADING DAY SUCH APPROVAL IS GOOD THROUGH THE NEXT TRADING DAY.

          The automated review system will review personal trade requests from Covered Persons based on the following considerations:

          o BLACK-OUT PERIOD. Invesco does not permit Covered Persons to trade in a Covered Security if a Client has executed a transaction in the same security within the last two trading days or if there is an order on that security currently with the trading desk. For example, if a Client trades on a Monday, Covered Persons may not be cleared until Thursday.

          o INVESTMENT PERSONNEL. Investment, Portfolio Administration and IT Personnel may not buy or sell a Covered Security three trading days before or after a Client trades in that security.

          o DE MINIMIS EXCEPTIONS. The Compliance Department will apply the following DE MINIMIS exceptions in granting preclearance when a Client has recently traded or is trading in a security involved in a Covered Person's proposed personal transaction:

               o EQUITY DE MINIMIS EXCEPTION. If you DO NOT have knowledge of trading activity in a particular equity security, you may execute up to 500 shares of such security in a rolling 30 day period provided the issuer of such security is included in the Russell 1000 Index. The DE MINIMIS exception is available to all Covered Persons.

               o FIXED INCOME DE MINIMIS EXCEPTION. If you DO NOT have knowledge of trading activity in a particular fixed income security you may execute up to $100,000 of par value of such security. The DE MINIMIS exception is available to all Covered Persons.

          The automated review system will confirm that there is no activity currently on the trading desk on the security involved in the proposed personal transaction and check the portfolio accounting system to verify that there have been no Client transactions for the requested security within the last two trading days. For Investments, Portfolio Administration and IT personnel, the Compliance Department will also check the trading activity of affiliates with respect to which such personnel have access to transactional information to verify that there have been no Client transactions in the requested security within the last three trading days. The Compliance Department will notify the Covered Person of the approval or denial of the proposed personal transaction. The approval of a personal securities transaction is ONLY valid for THAT business day. If a Covered Person does not execute the proposed securities transaction on the date requested, the Covered Person must resubmit the request on another day for approval.

          Any failure to preclear transactions is a violation of the Code and will be subject to the following potential sanctions:

          o    A Letter of  Education  will be provided  to any  Covered  Person
               whose   failure  to  preclear   is   considered   immaterial   or
               inadvertent.

          o Repeat violations may result in in-person training, probation, withdrawal of personal trading privileges or employment termination, depending on the nature and severity of the violations.

          2. PROHIBITION ON SHORT-TERM TRADING PROFITS. Covered Persons are prohibited from engaging in the purchase and sale, or short sale and cover of the same Covered Security within 60 days at a profit. If a Covered Person trades a Covered Security within the 60 day time frame, any profit from the trade will be disgorged to a charity of Invesco's choice.

          3. INITIAL PUBLIC OFFERINGS. Covered Persons are prohibited from acquiring any security in an equity Initial Public Offering. Exceptions will only be granted in unusual circumstances and must be approved by the Chief Compliance Officer or General Counsel (or designee) and the Chief Investment Officer of the Covered Person's business unit.

          4. PROHIBITION OF SHORT SALES BY INVESTMENT PERSONNEL. Investment Personnel are prohibited from effecting short sales of Covered Securities in their personal accounts if an Invesco Client for whose account they have investment management responsibility has a long position in those Securities.

          5. RESTRICTED LIST SECURITIES. Employees requesting pre-clearance to buy or sell a security on the Restricted List may be restricted from executing the trade because of potential conflicts of interest.

          6. BROKERAGE ACCOUNTS. Covered Persons may only maintain brokerage accounts with

               o    discount  broker-dealers  that provide  electronic  feeds of
                    confirmations  and  monthly   statements   directly  to  the
                    Compliance Department,

               o    Invesco-affiliated Broker-dealers, or

               o    full service broker-dealers.

               As a result, Covered Persons must move any existing brokerage accounts that do not comply with this provision as of the date of this Code to appropriate broker-dealers within six months of the effective date of this Code and every person who becomes a Covered Person under this Code subsequent to the effective date must move all of their brokerage accounts that do not comply with this provision of the Code within thirty (30) days from the date the Covered Person becomes subject to this Code. All Covered Persons must arrange for their broker-dealers to forward to the Compliance Department on a timely basis, duplicate confirmations of all personal securities transactions and copies of periodic statements for all brokerage accounts, preferably in an electronic format.

          7.   REPORTING REQUIREMENTS.

               a. INITIAL HOLDINGS REPORTS. All Covered Persons must provide to the Compliance Department an initial holdings report no later than 10 days after the person becomes a Covered Person (the information must be current within 45 days of the date the person becomes a Covered Person). The initial holdings report shall include the following information:

               o The title, number of shares (for equities) and the principal amount (for debt securities) in which the person has direct or indirect Beneficial Ownership;

               o The name of any broker-dealer or bank with which the person maintains an account in which any securities are held for the direct or indirect benefit of the person; and

               o    The date that the report is submitted by the person.

               b. QUARTERLY TRANSACTIONS REPORTS. All Covered Persons must report, no later than 30 days after the end of each calendar quarter, the following information for all transactions in a Covered Security in which a Covered Person has a direct or indirect beneficial interest: This includes any Covered Securities held in a 401(k) or other retirement vehicle, including plans sponsored by Invesco or its affiliates.

               o The date of all transactions in that quarter, the security name, the number of shares (for equity securities); or the interest rate and maturity date (if applicable) and the principal amount (for debt securities) for each Covered Security;

               o    The nature of the transaction (buy, sell, etc.);

               o The price of the Covered Security at which the transaction was executed;

               o    The  name  of  the   broker-dealer  or  bank  executing  the
                    transaction; and

               o The date that the report is submitted to the Compliance Department.

               ALL COVERED PERSONS MUST SUBMIT A QUARTERLY REPORT REGARDLESS OF WHETHER THEY HAVE EXECUTED TRANSACTIONS DURING THE QUARTER OR NOT. If a Covered Person did not execute transactions subject to reporting requirements during a quarter, the report must include a representation to that effect. Covered Persons need not include transactions made through an Automatic Investment Plan, Dividend Reinvestment Plan or similar plans in the quarterly transaction report.

               Additionally, Covered Persons must report information on any new brokerage account established by the Covered Person during the quarter for the direct or indirect benefit of the Covered Person (including Covered Securities held in a 401(k) or other retirement vehicle, including plans sponsored by Invesco or its affiliates) including:

               o    The date the account was established;

               o    The name of the broker-dealer or bank; and

               o The date that the report is submitted to the Compliance Department.

               The Compliance Department may identify transactions by Covered Persons that technically comply with the Code for review based on any pattern of activity that has an appearance of a conflict of interest.

               c. ANNUAL HOLDINGS REPORTS. All Covered Persons must report annually the following information, which must be current within 45 days of the date the report is submitted to the Compliance Department:

               o The security and the number of shares (for equities) or the interest rate and maturity date (if applicable) and principal amount (for debt securities) for each Covered Security in which the Covered Person has any direct or indirect Beneficial Ownership;

               o The name of the broker-dealer or bank with or through which the transaction was effected; and

               o The date that the report is submitted by the Covered Person to the Compliance Department.

               D. MANAGED ACCOUNTS. Covered Persons must make an annual report with respect to transactions held in an account over which the Covered Person has granted exclusive discretion to a professional money manager or other third party. Covered Persons must receive approval from the Compliance Department to establish and maintain such an account and must provide written evidence that exclusive discretion over the account has been turned over to a professional money manager or other third party. Covered Persons are not required to pre-clear or list transactions for such managed accounts in the automated review system; however, Covered Persons with these types of accounts must provide an annual certification that they do not exercise direct or indirect Control over the managed accounts.

               E. ANNUAL CERTIFICATION. All Covered Persons must certify annually that they have read and understand the Code and recognize that they are subject to the Code. In addition, all Covered Persons must certify annually that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported under the Code. The Invesco Risk Management Committee will review and approve the Code annually.

               8. PRIVATE SECURITIES TRANSACTIONS. Covered Persons may not engage in a Private Securities Transaction without first giving the Compliance Department a detailed written notification describing the transaction and indicating whether or not they will receive compensation and obtaining prior written permission from the Compliance Department. Investment Personnel who have been approved to acquire securities of an issuer in a Private Securities Transaction must disclose that investment to the Compliance Department and the Chief Investment Officer of the Investment Personnel's Invesco business unit when they are involved in a Client's subsequent consideration of an investment in the same issuer. The business unit's decision to purchase such securities on behalf of Client account must be independently reviewed by Investment Personnel with no personal interest in that issuer.

               9. EXCESSIVE SHORT TERM TRADING IN FUNDS. Employees are prohibited from excessive short term trading of any mutual fund advised or sub-advised by Invesco or AIM and are subject to various limitations on the number of transactions as indicated in the respective prospectus and other fund disclosure documents.

               B.   INVESCO LTD. SECURITIES

               1.   No  Employee   may  effect   short  sales  of  Invesco  Ltd.
                    securities.

               2. For all Covered Persons, transactions, including transfers by gift, in Invesco Ltd. securities are subject to pre-clearance regardless of the size of the transaction, and are subject to "black-out" periods established by Invesco Ltd. and holding periods prescribed under the terms of the agreement or program under which the securities were received.

               3. Holdings of Invesco Ltd. securities in Covered Persons accounts are subject to the reporting requirements specified in Section II.5 of this Code.

               C.   LIMITATIONS ON OTHER PERSONAL ACTIVITIES

               1. OUTSIDE BUSINESS ACTIVITIES. Absent prior written approval of the Compliance Department, Employees may not serve as directors, officers or employees of unaffiliated public or private companies, whether for profit or non-profit. If the outside business activity is approved, the Employee must recuse himself or herself from making Client investment decisions concerning the particular company or issuer as appropriate, provided that this recusal requirement shall not apply with respect to certain Invesco Employees who may serve on corporate boards as a result of, or in connection with, Client investments made in those companies. All employees must always comply with all applicable Invesco policies and procedures, including those prohibiting the use of material non-public information in Client or employee personal trades.

               2. GIFT AND ENTERTAINMENT POLICY. Invesco Employees may not give or accept Gifts or Entertainment that may be considered excessive either in dollar value or frequency to avoid the appearance of any potential conflict of interest. Under no circumstances may an Employee give or accept cash or any possible cash equivalent from a broker or vendor. Employees must report receipt or giving of ALL Gifts and Entertainment within thirty (30) calendar days by submitting a Gift Report within the automated review system.

                    An Employee may not provide or receive any Gift or Entertainment that is conditioned upon Invesco, its parents or affiliates doing business with the entity or person involved.

                    o ENTERTAINMENT. Invesco Employees must report Entertainment with the Compliance Department within thirty (30) calendar days after the receipt or giving by submitting a Gift Report within the automated review system. The requirement to report Entertainment includes dinners or any other event with an Invesco Business Partner in attendance.

                         Examples of Entertainment that may be excessive in value include Super Bowl tickets, tickets to All-
                         Star games, hunting trips, or ski trips. An occasional ticket to a sporting event, golf outing or concert when accompanied by the Business Partner may not be excessive.

                         Additionally, Invesco Employees may not reimburse Business Partners for the cost of tickets that would be considered excessive or for travel related expenses without approval of the Compliance Department.

                    o GIFTS. All Gifts given or received must be reported to the Compliance Department within thirty (30) calendar days after the receipt or giving by submitting a Gift Report within the automated review system. Invesco Employees are prohibited from accepting or giving the following:

                         o single Gifts valued in excess of $100 in any calendar year; or

                         o Gifts from one person or firm valued in excess of $100 during a calendar year period.

               3. US DEPARTMENT OF LABOR REPORTING: Under current US Department of Labor (DOL) regulations, Invesco is required to disclose to the Department certain specified financial dealings with a union or officer, agent, shop steward, employee, or other representative of a union (collectively referred to as "union officials"). Under the Regulations, practically any gift or entertainment furnished by Invesco employees to a union or union official is considered a payment reportable to the DOL.

                    Although the Regulations provide for a DE MINIMIS exemption from the reporting requirements payments made to a union or union official which do not exceed $250 a year, that threshold applies to all of Invesco's employees in the aggregate with respect to each union or union official. Therefore, it is Invesco policy to require that ALL gifts or entertainment furnished by every employee be reported to Invesco using the Invesco Finance Department's expense tracking application, Oracle E-Business Suite or any other application deployed for that purpose which has the capability to capture all the required details of the payment. Such details include the name of the recipient, union affiliation, address, amount of payment, date of payment, purpose and circumstance of payment, including the terms of any oral agreement or understanding pursuant to which the payment was made.

                    Invesco is obligated to reports all payments, subject to the DE MINIMIS exemption, to the DOL on Form LM-10 Employer Report.

                    If you have any question whether a payment to a union or union official is reportable, please contact the Compliance Department. A failure to report a payment required to be disclosed will be considered a material violation of this Code. The DOL also requires all unions and union officials to report payments they RECEIVE from entities such as Invesco and their employees.

D.   PARALLEL INVESTING PERMITTED

Subject to the provisions of this Code, Employees may invest in or own the same securities as those acquired by Invesco for its Clients.

IV.  REPORTING OF POTENTIAL COMPLIANCE ISSUES

Invesco has created several channels for Employees to raise compliance issues and concerns on a confidential basis. An Employee should first discuss a compliance issue with their supervisor, department head or with Invesco's General Counsel or Chief Compliance Officer. Human Resources matters should be directed to the Human Resources Department, an additional anonymous vehicle for reporting such concerns.

In the event that an Employee does not feel comfortable discussing compliance issues through normal channels, the Employee may anonymously report suspected violations of law or Invesco policy, including this Code, by calling the toll-free Invesco Compliance Reporting Line, 1-866-297-3627 which is available to employees of multiple operating units of Invesco Ltd. When you dial this number and you are asked for your name, use "Invesco." To ensure your confidentiality, this phone line is provided by an independent company. It is available 24 hours a day, 7 days a week. All calls to the Compliance Reporting Line will be reviewed and handled in a prompt, fair and discreet manner. Employees are encouraged to report these questionable practices so that Invesco has an opportunity to address and resolve these issues before they become more significant regulatory or legal issues.

V.   ADMINISTRATION OF THE CODE OF ETHICS

Invesco has used reasonable diligence to institute procedures reasonably necessary to prevent violations of this Code.

No less frequently than annually, Invesco will furnish to the Invesco Risk Management Committee (RMC), or such committee as it may designate, a written report that:

     o describes significant issues arising under the Code since the last report to the RMC, including information about material violations of the Code and sanctions imposed in response to material violations; and

     o certifies that the Invesco has adopted procedures reasonably designed to prevent Covered Persons from violating the Code.

VI.  SANCTIONS

Upon discovering a material violation of the Code, the Compliance Department will notify Invesco's Chief Compliance Officer (CCO). The CCO will notify the RMC of any material violations at the next regularly scheduled meeting.

The Compliance Department will issue a letter of education to the Covered Persons involved in violations of the Code that are determined to be inadvertent or immaterial.

Invesco may impose additional sanctions in the event of repeated violations or violations that are determined to be material or not inadvertent, including disgorgement of profits, a letter of censure or suspension, or termination of employment.

VII. EXCEPTIONS TO THE CODE

Invesco's Chief Compliance Officer (or designee) may grant an exception to any provision in this Code and will report all such exceptions at the next Risk Management Committee meeting.

VIII. DEFINITIONS

     o "AUTOMATIC INVESTMENT PLAN" means a program in which regular purchases or sales are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation, including dividend reinvestment plans.

     o "BENEFICIAL OWNERSHIP" has the same meaning as Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended ("the '34 Act"). To have a beneficial interest, Covered Persons must have a "direct or indirect pecuniary interest," which is the opportunity to profit directly or indirectly from a transaction in securities. Thus a Covered Person may have Beneficial Ownership in securities held by members of their immediate family sharing the same household (i.e. a spouse and children) or by certain partnerships, trusts, corporations, or other arrangements.

     o "CLIENT" means any account for which Invesco is either the adviser or sub-adviser.

     o "CONTROL" has the same meaning as under Section 2(a)(9) of the Investment Company Act, as amended (the "Investment Company Act").

     o "COVERED PERSON" means any director, officer, full or part time Employee of Invesco or any full or part time Employee of any Invesco affiliates that, in connection with his or her duties, obtains or has access to any information concerning investment recommendations being made by any Invesco entity to any of its Clients. The term, "Covered Person" shall include all Employees of Invesco Ltd located in the United States who are not covered by the Code of Ethics of a registered investment advisory affiliate of Invesco Ltd.

     o "COVERED SECURITY" has the same meaning as Section 2(a)(36) of the Investment Company Act except that it shall not include shares of any registered open-end investment company (mutual funds), except AIM Funds, NOT advised or sub-advised by Invesco. All AIM Funds shall be considered Covered Securities regardless of whether they are advised or sub-advised by Invesco. An exchange traded funds (ETF) is considered a Covered Security. A Covered Security does not include the following:

          o Direct obligations of the Government of the United States or its agencies;

          o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          o Any open-end mutual fund, except AIM Funds, not advised or sub-advised by Invesco; and

          o Invesco Ltd. stock because it is subject to the provisions of Invesco Ltd.'s Code of Conduct. Notwithstanding this exception, transactions in Invesco Ltd. securities are subject to all the pre-clearance and reporting requirements outlined in other provisions of this Code and any other corporate guidelines issued by Invesco Ltd.

     o "EMPLOYEE" means any full or part time Employee of Invesco, including any consultant or contractor who Invesco's Compliance Department determines to have access to information regarding Invesco's trading activity.

          o "INVESTMENT PERSONNEL" means any Employee who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Client.

          o "IT PERSONNEL" means any Employee that is designated to work in the Information Technology Department.

     o "Gifts", "Entertainment" and "Business Partner" have the same meaning as provided in the Invesco Ltd. Gifts and Entertainment Policy.

     o "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the '34 Act.

     o "INVESCO-AFFILIATED BROKER-DEALER" means A I M Distributors, Inc. or its successors.

     o "PRIVATE SECURITIES TRANSACTION" means any securities transaction relating to new offerings of securities which are not registered with the Securities and Exchange Commission, provided however that transactions subject to the notification requirements of Rule 3050 of the Financial Industry Regulatory Authority's (FINRA) Conduct Rules, transactions among immediate family members (as defined in the interpretation of the Board of Governors on free-riding and withholding) for which no associated person receives any selling compensation, and personal transactions in investment company and variable annuity securities shall be excluded.

     o "RESTRICTED LIST SECURITIES" means the list of securities that are provided to Compliance Department by Invesco Ltd or investment departments, which include those securities that are restricted from purchase or sale by Client or Employee accounts for various reasons (e.g., large concentrated ownership positions that may trigger reporting or other securities regulatory issues, or possession of material, non-public information, or existence of corporate transaction in the issuer involving an Invesco unit).

IX. INVESCO LTD. POLICIES AND PROCEDURES All Employees are subject to the policies and procedures established by Invesco Ltd., including the Invesco Ltd. Code of Conduct and must abide by all their requirements, provided that where there is a conflict between a minimal standard established by an Invesco Ltd. policy and the standards established by an Invesco policy, including this Code, the latter shall supersede.

                             CODE OF ETHICS CONTACTS


o    TELEPHONE HOTLINE: 1-877-331-CODE [2633]

o    E-MAIL: CODEOFETHICS(NORTH AMERICA)@INVESCO.COM


                               COMPLIANCE OFFICERS

o        GWEN TYLER
o        ALFONSO VISBAL
o        SANDRA JOHNSON
o        GIL GARBUS
o        JENNEA NEWSOME


                                                LAST REVIEWED: FEBRUARY 21, 2008


(1) Unless the context indicates otherwise, the term, "Invesco" shall include the following registered investment advisers, each an indirect wholly-owned subsidiary of Invesco Ltd.: Invesco Institutional (N.A.), Inc., Invesco Global Asset Management (N.A.), Inc., Invesco Private Capital, Inc., Invesco Senior Secured Management, Inc. and WL Ross & Company LLC.